AMENDMENT 9 TO PARTICIPATION AGREEMENT

       Effective June 20, 2012, the Participation Agreement made and entered into as of 20th day of February, 1997 as amended, by and among CMFG Life Insurance Company ("CMFG") (f/k/a CUNA Mutual Insurance Society), Oppenheimer Variable Account Funds (the "Funds"), Panorama Series Funds, Inc. (the "Panorama Fund") and OppenheimerFunds, Inc. (the "Fund Party") is hereby amended as follows:

WHEREAS, CUNA Mutual Insurance Society notified the Fund Party via letter dated December 9th, 2011 of its corporate name change to CMFG Life Insurance Company, which was effective January 31, 2012;

WHEREAS, the parties desire to update the list of Separate Accounts and Contracts under the Agreement;

WHEREAS, CMFG desires to submit transaction requests to Fund Party to be processed through the National Securities Clearing Corporation's ("NSCC") Mutual Fund Settlement, Entry and Registration Verification ("Fund/SERV") system, and transmit account information through the NSCC's ("Networking") system;

WHEREAS, CMFG and Fund Party or an affiliate have each entered into the Standard Networking Agreement (the "Networking Agreement") with respect to Networking participants of the National Securities Clearing Corporation (the "NSCC"); and

WHEREAS, CMFG and Fund Party desire to participate in Networking through the NSCC in accordance with the terms set forth in the Networking Agreement, as supplemented by this Amendment with respect to Portfolios of Oppenheimer Variable Account Funds and Panorama Series Fund, Inc. listed on Schedule 3 to the Agreement (the "Portfolios");

       NOW, THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound, the parties hereby covenant and agree as follows:

       1.  The parties agree, effective as of the date of this amendment, that
(a) CMFG shall replace CMIS as a contracting party, and each reference in the agreement to CMIS will be replaced with a reference to CMFG and (b) CMFG will succeed to all of CMIS' rights, obligations, interests and liabilities under the Agreement, as amended.

       2. General Terms. This Agreement, as amended, constitutes the entire agreement between the parties with respect to the matters addressed and contemplated herein. Except as amended herein, the other terms and provisions of the Agreement remain in full force and effect. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning assigned to them in the Agreement. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

       3.  The following language is hereby added as section 1.7 of the
           Agreement:

1.7. Transactions may be processed through the National Securities Clearing Corporation's ("NSCC") Mutual Fund Settlement, Entry and Registration Verification (Fund/SERV) system. If the parties choose to use Fund/SERV, the parties agree to (a) be bound by the terms of the Fund/SERV Agreement filed by each entity with the NSCC, (b) to perform any and all duties, functions, procedures and responsibilities assigned to them and as otherwise established by the NSCC applicable to Fund/SERV and the applicable Networking Matrix Level utilized. Each party, shall adopt, implement and maintain procedures reasonably designed to ensure compliance with this Section and ensure the accuracy of all transmissions through Networking as well as to limit the access to, and the inputting of data into, Networking to persons specifically authorized by such party.

       4. Schedule 1 and 2 of the Agreement are each hereby replaced with the new Schedule 1 and 2 attached hereto.

       All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                             OPPENHEIMER VARIABLE ACCOUNT FUNDS

                              By:     /s/ Brian Petersen
                                     ------------------------

                              Title: Assistant Treasurer
                                     ------------------------

                             PANORAMA SERIES FUND, INC.

                              By:     /s/ Brian Petersen
                                     ------------------------

                              Title: Assistant Treasurer
                                     ------------------------

                             OPPENHEIMERFUNDS, INC.

                              By:     /s/ Stacey Roode
                                     ------------------------

                              Title: SVP - Transfer Agent
                                     ------------------------

                              CMFG LIFE INSURANCE COMPANY

                              By:     /s/ James H. Metz
                                     ------------------------
                                     James H. Metz

                              Title: Senior Vice President

                                   SCHEDULE 1

                  CMFG LIFE INSURANCE COMPANY SEPARATE ACCOUNTS

CMFG Variable Life Insurance Account
CMFG Group Variable Annuity Account
CMFG Variable Annuity Account

                                   SCHEDULE 2

                      CMFG LIFE INSURANCE COMPANY CONTRACTS
                COVERED BY SEPARATE ACCOUNTS LISTED ON SCHEDULE 1

CMFG Variable Annuity Account
    MEMBERS Variable Annuity Product
    MEMBERS Variable Annuity I Product
    MEMBERS Variable Annuity II Product
    MEMBERS Variable Annuity III Product
    MEMBERS Choice Variable Annuity Product

CMFG Variable Life Insurance Account
    MEMBERS Variable Universal Life Product
    MEMBERS Variable Universal Life II Product

CMFG Group Variable Annuity Account
    UltraSaver Group Annuity Product
    CU Pension Saver Group Annuity Product
    CU Ultra Saver Group Annuity Product
    CU Select Pension Saver Group Annuity Product